As filed with the Securities and Exchange Commission on November 28, 2007.
Registration No. 333-28415

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MAGNETEK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	95-3917584
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

N49 W130650 Campbell Drive
Menomonee Falls, Wisconsin 53051
(262) 783-3500

(Address of Principal Executive Offices)

Jolene L. Shellman

Vice President Legal Affairs and Corporate Secretary

MAGNETEK, INC.

N49 W130650 Campbell Drive

Menomonee Falls, Wisconsin 53051

(262) 783-3500

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

With a copy to:

Jennifer Bellah Maguire, Esq.

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071
(213) 229-7000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462I under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

DEREGISTRATION OF COMMON STOCK

The Registrant hereby amends its Registration Statement on Form S-3 (No. 333-28415), filed with the Securities and Exchange Commission (the “Commission”) on June 3, 1997 (the “Registration Statement”) to deregister any and all shares of the Registrant’s common stock, par value ($.01) per share (the “Shares”) that remain registered but unsold pursuant to the undertakings contained in Item 17 of the Registration Statement as of the close of business on the date hereof.

Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the “Act”), and the undertaking contained in Registration Statement pursuant to Item 512(a)(3) of Regulation S-K promulgated under the Act, the Registrant hereby removes the unsold Shares from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Menomonee Falls, State of Wisconsin, as of the 27th day of November, 2007.

MAGNETEK, INC.

By:	/s/ David P. Reiland
David P. Reiland
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and as of the dates indicated below.

Signature	Title	Date

*	Chairman of the Board and Director	November 27, 2007
Mitchell I. Quain

*	Director	November 27, 2007
Dewain K. Cross

*	Director	November 27, 2007
Yon Y. Jorden

*	Director and Chief Executive Officer and President	November 27, 2007
David P. Reiland

*	Vice President and Chief Financial Officer (Principal Financial Officer)	November 27, 2007
Marty J. Schwenner

*	Vice President and Controller (Principal Accounting Officer)	November 27, 2007
Ryan D. Gile

*By:	/s/ David P. Reiland
David P. Reiland
As Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
24	Power of Attorney, incorporated by reference to Registration Statement on Form S-3/A filed on November 28, 2007, Commission File No. 333-115724